EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Southcross Energy Partners, L.P. (the “Partnership”) for the quarterly period ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James W. Swent III, President, Chief Executive Officer and Chairman of the Board of Southcross Energy Partners GP, LLC, the general partner of the Partnership (the “General Partner”), and Bret M. Allan, Senior Vice President and Chief Financial Officer of the General Partner, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge, that:

(1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:	November 14, 2018

By:	/s/ JAMES W. SWENT III
James W. Swent III, President, Chief Executive Officer and Chairman of the Board of Southcross Energy Partners GP, LLC (the general partner of Southcross Energy Partners, L.P.)

By:	/s/ BRET M. ALLAN
Bret M. Allan, Senior Vice President and Chief Financial Officer of Southcross Energy Partners GP, LLC (the general partner of Southcross Energy Partners, L.P.)